Leafly Announces 1-for-20 Reverse Stock Split

SEATTLE--(BUSINESS WIRE)--September 11, 2023--Leafly Holdings, Inc. (“Leafly” or the “Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced it has effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.0001 (the “Common Stock”) that will become effective on September 12, 2023, at 12:01 a.m. Eastern Time. Leafly’s Common Stock will continue trading on The Nasdaq Capital Market (“Nasdaq”) under its existing symbol “LFLY” and will begin trading on a split-adjusted basis when the market opens on September 12, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 52178J303. The Company’s public warrants will continue trading on Nasdaq under the existing symbol “LFLYW.”

The Reverse Stock Split was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on July 12, 2023. The Company’s Board of Directors approved a 1-for-20 reverse split ratio on August 16, 2023, and on September 8, 2023, the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split effective September 12, 2023.

As a result of the Reverse Stock Split, every twenty (20) shares of Common Stock issued and outstanding will be automatically combined and converted into one (1) issued and outstanding share of Common Stock. Proportional adjustments also will be made to outstanding equity awards, warrants and convertible notes. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Stockholders that would hold a fractional share of Common Stock as a result of the Reverse Stock Split will have such fractional shares of Common Stock rounded up to the nearest whole share of Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of rounding of shares to the nearest whole share in lieu of issuing fractional shares).

The primary goal of the Reverse Stock Split is to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its Common Stock on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will serve as exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Leafly

Leafly helps millions of people discover cannabis each year. Our powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding expected compliance with Nasdaq listing rules. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the Reverse Stock Split not increasing the market price of our Common Stock sufficient to meet Nasdaq’s minimum bid price requirement and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated in the “Risk Factors” sections of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in the other documents filed by the Company from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

Contacts

Media

Josh deBerge

josh.deberge@leafly.com

206-445-9387

Investors

Stacie Clements

IR@leafly.com

Source: Leafly Holdings, Inc.